                              SUBSIDIARY GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of April 24, 2002, as amended or supplemented (the "Indenture"), among Jarden Corporation, a Delaware corporation (the "Company"), the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and liquidated damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of the Notes in accordance with the provisions of the Indenture.




                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the undersigned have executed this Subsidiary Guarantee as of the __ day of _______________, 2003.




         ALLTRISTA NEWCO                                         ALLTRISTA PLASTICS
         CORPORATION                                             CORPORATION


         By:__________________________                           By:__________________________
           Name: Desiree DeStefano                                 Name: Desiree DeStefano
           Title: Vice President                                   Title: Vice President



         ALLTRISTA ZINC PRODUCTS, L.P.                           HEARTHMARK, LLC
         By: Alltrista Newco Corporation, its
                General Partner                                  By: Quoin, LLC, its Sole Member
                                                                 By: Jarden Corporation, its Sole
         By:__________________________                                  Member
               Name: Desiree DeStefano
               Title:   Vice President                           By:__________________________
                                                                    Name: Desiree DeStefano
                                                                    Title: Senior Vice President

         QUOIN, LLC                                              TILIA, INC.

         By: Jarden Corporation, it Sole
                Member                                           By:__________________________
                                                                    Name: Desiree DeStefano
         By: __________________________                             Title: Vice President
            Name: Desiree DeStefano
            Title: Vice President



         TILIA DIRECT, INC.                                      TILIA INTERNATIONAL, INC.


            By:__________________________                        By:__________________________
              Name: Desiree DeStefano                              Name: Desiree DeStefano
              Title: Vice President                                Title: Vice President








         TUPPER LAKE PLASTICS,                                   O.W.D. INCORPORATED
         INCORPORATED

                                                                 By: __________________________
         By: __________________________                                 Name: Desiree DeStefano
                Name: Desiree DeStefano                                 Tile: Vice President
                   Title: Vice President

         LEHIGH CONSUMER PRODUCTS                                X PROPERTIES, LLC
         CORPORATION
                                                                 By: Quoin, LLC, its Sole Member
                                                                 By: Jarden Corporation, its Sole
         By: __________________________                                 Member
                Name: Desiree DeStefano
                Title: Vice President
                                                                 By: __________________________
                                                                        Name: Desiree DeStefano
                                                                        Title: Senior Vice President
